Exhibit 4.2

EQUIFAX INC.,

AS ISSUER

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JULY 29, 2026

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of July 29, 2026, between EQUIFAX INC., a Georgia corporation (the “Issuer”), having its principal office at 1550 Peachtree Street, N.W., Atlanta, Georgia 30309, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”), having its Corporate Trust Office at 2 Concourse Parkway, Suite 800, Atlanta, Georgia 30328-5588, under the Indenture, dated as of July 29, 2026, between the Issuer and the Trustee (the “Original Indenture”).

RECITALS

WHEREAS, the Issuer executed and delivered its Original Indenture to the Trustee to issue from time to time for its lawful purposes debt securities evidencing its indebtedness;

WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof;

WHEREAS, the Issuer desires to issue two series of senior debt securities under the Original Indenture, and has duly authorized the creation and issuance of such series of debt securities and the execution and delivery of this First Supplemental Indenture to modify the Original Indenture and provide certain additional provisions as hereinafter described;

WHEREAS, the Issuer and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of such series of debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

WHEREAS, all conditions and requirements of the Original Indenture necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery hereof have been in all respects duly authorized by the parties hereto;

WHEREAS, the Board of Directors of the Issuer, acting through authority delegated to certain of its executive officers, has approved the creation of the Notes (as hereinafter defined) and the form, terms and conditions thereof; and

WHEREAS, the consent of Holders to the execution and delivery of this First Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this First Supplemental Indenture have been taken.

NOW, THEREFORE IT IS AGREED:

ARTICLE ONE

Creation of The Notes

Section 1.1. Designation of Series. Pursuant to the terms hereof and Section 301 of the Original Indenture, the Issuer hereby creates a series of its debt securities which shall be known as the “5.000% Senior Notes due 2029” (the “2029 Notes”) and a series of its debt securities which shall be known as the “5.650% Senior Notes due 2033” (the “2033 Notes” and, together with the 2029 Notes, the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Original Indenture.

Section 1.2. Form and Denomination of Notes. The definitive form of the 2029 Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The definitive form of the 2033 Notes shall be substantially in the form set forth in Exhibit B attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of Note and in the Original Indenture, as supplemented by this First Supplemental Indenture. The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 1.3. Amount of Series. Subject to Section 1.10 hereof, the aggregate principal amount of the 2029 Notes that may be issued under this First Supplemental Indenture is initially limited to $500,000,000 and the aggregate principal amount of the 2033 Notes that may be issued under this First Supplemental Indenture is initially limited to $500,000,000. The Notes may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the delivery of a Company Order.

Section 1.4. Rank. The Notes are unsecured and unsubordinated and shall rank equally in right of payment among themselves and with all of the Issuer’s other unsecured and unsubordinated indebtedness.

Section 1.5. No Sinking Fund. No sinking fund shall be provided with respect to the Notes.

Section 1.6. Optional Redemption.

(a) Except as otherwise may be specified in this First Supplemental Indenture and in the Notes, Article 11 of the Original Indenture shall be applicable to the Notes.

(b) Prior to their Maturity Date, the Issuer may redeem the 2029 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(i) (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2029 Notes matured on August 15, 2029) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (B) interest accrued to the Redemption Date; and

(ii) 100% of the principal amount of the 2029 Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(c) Prior to June 15, 2033 (two months prior to their Maturity Date), the Issuer may redeem the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(i) (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2033 Notes matured on June 15, 2033) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (B) interest accrued to the Redemption Date; and

(ii) 100% of the principal amount of the 2033 Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after June 15, 2033, the Issuer may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2033 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(d) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depository’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent and, at the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Issuer’s discretion shall be satisfied (or waived by the Issuer) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Issuer’s discretion shall not have been satisfied (or waived by the Issuer).

(e) Unless the Issuer defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the applicable series of Notes or portions thereof called for redemption.

(e) In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Section 1.7. Definitions. For all purposes of this First Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Original Indenture;

(b) a term defined anywhere in this First Supplemental Indenture (including the exhibits hereto) has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) the following terms have the meanings given to them in this Section 1.7(e):

“DTC” means The Depository Trust Company.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

(i)

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the par call date (if applicable) or Maturity Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the par call date (if applicable) or Maturity Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a Maturity Date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

(ii)

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the par call date (if applicable) or Maturity Date. If there is no United States Treasury security maturing on the par call date (if applicable) or Maturity Date but there are two or more United States Treasury securities with a Maturity Date equally distant from the par call date (if applicable) or Maturity Date, one with a Maturity Date preceding the par call date (if applicable) or Maturity Date and one with a Maturity Date following the par call date (if applicable) or Maturity Date, the Issuer shall select the United States Treasury security with a Maturity Date preceding the par call date (if applicable) or Maturity Date. If there are two or more United States Treasury securities maturing on the par call date (if applicable) or Maturity Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Section 1.8. Notes Not Convertible or Exchangeable. The Notes shall not be convertible or exchangeable for other securities or property.

Section 1.9. Issuance of Notes; Selection of Depository. The Notes shall be issued as Registered Securities in permanent global form, without coupons. The initial Depository for the Notes shall be DTC.

Section 1.10. Issuance of Additional Notes. From time to time subsequent to the date hereof, without the consent of the Holders of the Notes, the Issuer may create and issue additional Notes of either series (the “Additional Notes”) under the terms of the Original Indenture and this First Supplemental Indenture (and without the need to execute any additional supplemental indenture). Such Additional Notes shall be issued as part of the existing series of such Notes issued pursuant to this First Supplemental Indenture and shall have terms identical in all material respects (except for the public offering price and the issue date and, if applicable, the initial interest accrual date and the initial Interest Payment Date) to any Outstanding Notes of such series and shall be treated together with any Outstanding Notes of such series as a single issue of Notes under the Original Indenture and this First Supplemental Indenture. Any Additional Notes of a series issued hereunder shall rank equally and ratably with the Outstanding Notes of such series originally issued pursuant to this First Supplemental Indenture, shall have the same CUSIP number and shall trade interchangeably with such Outstanding Notes (except for such Additional Notes that are not fungible with the Outstanding Notes of such series for U.S. federal income tax purposes, which shall have a separate CUSIP number) and shall otherwise constitute Notes of the same series for all other purposes hereof. Any Additional Notes may be issued pursuant to authorization provided by one or more Board Resolutions. No Additional Notes of a series shall be issued at any time that there is an Event of Default under the Original Indenture with respect to such Notes that has occurred and is continuing.

Section 1.11. Issuance of Additional Debt Securities. In addition to the Notes, the Issuer may, from time to time, issue other series of debt securities under the Original Indenture consisting of debentures, notes or other evidences of indebtedness, but such other series will be separate from and independent of the Notes. The Original Indenture does not limit the amount of debt securities or any other debt (whether secured or unsecured or whether subordinated or unsubordinated) which the Issuer may incur.

Section 1.12. Place of Payment; Transfer and ExchangeSection 1.13. . The Notes shall be payable and may be presented for payment, purchase, redemption, registration of transfer and exchange and notices to or upon the Issuer shall be made at the office or agency of the Issuer maintained in the Borough of Manhattan, the City of New York for such office, which mutually shall be at U.S. Bank Global Corporate Trust Services – New York, 100 Wall Street, Suite 1600, New York, NY 10005, or such other office as the Trustee may designate from time to time by notice to the Issuer.

ARTICLE TWO

Appointment of the Trustee For the Notes

Section 2.1. Appointment of Trustee; Acceptance by Trustee. Pursuant and subject to the Original Indenture, the Issuer hereby appoints U.S. Bank Trust Company, National Association to act on behalf of the Holders of the Notes. By execution, acknowledgment and delivery of this First Supplemental Indenture, the Trustee hereby accepts appointment as trustee with respect to the Notes, and agrees to perform the duties and obligations of the Trustee with respect to the Notes upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture.

Section 2.2. Rights, Powers, Duties and Obligations of the Trustee. Any rights, powers, duties and obligations by any provisions of the Original Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

Section 2.3. Rights in Indenture Applicable to Trustee. U.S. Bank Trust Company, National Association, in its capacity as Trustee, shall be afforded all of the rights, powers, immunities and indemnities of the Trustee as set forth in the Original Indenture as if such rights, powers, immunities and indemnities were specifically set forth herein.

ARTICLE THREE

Change of Control Offer

Section 3.1. Change of Control Offer.

(a) If a Change of Control Triggering Event occurs, unless the Issuer has exercised its option to redeem the Notes, the Issuer shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth herein.

(b) In the Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuer shall mail or deliver electronically a notice to the Trustee and to Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered electronically (the “Change of Control Payment Date”). The notice shall, if mailed or delivered electronically prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(c) In order to accept the Change of Control Offer, a Holder must deliver to the Paying Agent, at least three Business Days prior to the Change of Control Payment Date, its Note together with the form entitled “Option of Holder to Elect Purchase” (which form is annexed to the Note) duly completed, or an email transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company in the United States setting forth:

(i) the name of the Holder of the Note;

(ii) the principal amount of the Note;

(iii) the principal amount of the Note to be repurchased;

(iv) the certificate number or a description of the tenor and terms of the Note;

(v) a statement that the Holder is accepting the Change of Control Offer; and

(vi) a guarantee that the Note, together with the form entitled “Option of Holder to Elect Purchase” duly completed, will be received by the Paying Agent at least three Business Days prior to the Change of Control Payment Date.

(d) Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of the Notes, but in that event the principal amount of the Notes remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(e) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(i) accept for payment all Notes or portions of such Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of such Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of such Notes being repurchased.

(f) The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer, and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture with respect to the Notes, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(g) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

(h) The Trustee shall have no obligation to determine whether a Change of Control Triggering Event has occurred or to provide notice to the Holders of the Notes of the occurrence of any Change of Control Triggering Event.

Section 3.2. Additional Definitions. For purposes of the Change of Control Offer provisions of the Notes, the following terms are applicable:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Issuer or one of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Issuer’s Voting Stock or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to one or more Persons (other than the Issuer or one of its Subsidiaries); or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect Wholly-Owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Issuer’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating with respect to the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE FOUR

Defeasance

Section 4.1. Defeasance Applicable to Notes. Pursuant to Section 301(18) of the Original Indenture, provision is hereby made for both (i) legal defeasance of the Notes under Section 402(2) of the Original Indenture and (ii) covenant defeasance of the Notes under Section 402(3) of the Original Indenture, in each case, upon the terms and conditions contained in Article Four of the Original Indenture.

Section 4.2. Covenant Defeasance. Upon the Issuer’s satisfaction of the conditions to elect covenant defeasance with respect to the Notes pursuant to Article 4 of the Original Indenture and Section 4.1 of this First Supplemental Indenture, the Issuer shall be released from its obligations under Article Seven of this First Supplemental Indenture, in addition to any other covenants and Events of Default set forth in Section 402(3) of the Original Indenture.

ARTICLE FIVE

Defaults and Remedies

Section 5.1. Events of Default. Except as provided below, Section 501 of the Original Indenture shall be applicable to the Notes. For purposes of the Notes, pursuant to Section 301(15) of the Original Indenture, Section 501 of the Original Indenture is hereby supplemented by incorporating therein the following additional Event of Default, which the Issuer shall observe solely for the benefit of the Holders for so long as any Note is Outstanding:

(6) default (i) in the payment when due after giving effect to any applicable grace period of any scheduled principal on any Indebtedness of the Issuer or any of its Subsidiaries, having an aggregate principal amount outstanding of at least $50,000,000, or (ii) in the performance of any other term or provision of any such Indebtedness which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled within the later of (x) the period specified in such instrument and (y) 15 days after written notice to the Issuer by the Trustee or Holders of at least 25% of the aggregate principal amount of the Securities of such series then Outstanding.

ARTICLE SIX

Amendments and Waivers

Section 6.1. Modification and Amendment with Consent of Holders. Section 902 of the Original Indenture shall be applicable to each series of Notes. After the Issuer’s obligation to purchase a series of Notes arises under Article Three of this First Supplemental Indenture, the Issuer shall not, without the consent of each of the Holders of the then Outstanding Notes of such series, amend, change or modify in any material respect the Issuer’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto.

Section 6.2. Modification and Amendment without Consent of Holders of the Notes. Section 901 of the Original Indenture shall be applicable to each series of Notes.

ARTICLE SEVEN

Covenants

Section 7.1. Covenants. For purposes of the Notes, pursuant to Section 301(15) of the Original Indenture, Article 10 of the Original Indenture is hereby supplemented by incorporating therein the following additional covenants which the Issuer shall observe solely for the benefit of the Holders for so long as any Note is Outstanding:

(a) Limitation on Mortgages and Liens. The Issuer will not at any time directly or indirectly create or assume and will not cause or permit a Subsidiary directly or indirectly to create or assume, otherwise than in favor of the Issuer or a Wholly-Owned Subsidiary, any mortgage, pledge or other lien or encumbrance upon any Principal Facility or any interest it may have therein or upon any stock of any Subsidiary or any Indebtedness of any Subsidiary to the Issuer or any other Subsidiary, whether now owned or hereafter acquired, without making effective provision (and the Issuer covenants that in such case it will make or cause to be made, effective provision) whereby the Notes and any other Indebtedness of the Issuer then entitled thereto shall be secured by such mortgage, pledge, lien or encumbrance equally and ratably with any and all other obligations and Indebtedness thereby secured, so long as any such other obligations and Indebtedness shall be so secured (provided that for the purpose of providing such equal and ratable security, the principal amount of Original Issue Discount Securities shall be such portion of the principal amount as may be specified in the terms of that series); provided, however, that the foregoing covenant shall not be applicable to the following:

(i) (A) any mortgage, pledge or other lien or encumbrance on any such property hereafter acquired or constructed by the Issuer or a Subsidiary, or on which property so constructed is located, and created prior to, contemporaneously with or within 360 days after, such acquisition or construction or the commencement of commercial operation of such property to secure or provide for the payment of any part of the purchase or construction price of such property, or (B) the acquisition by the Issuer or a Subsidiary of such property subject to any mortgage, pledge, or other lien or encumbrance upon such property existing at the time of acquisition thereof, whether or not assumed by the Issuer or such Subsidiary, or (C) any mortgage, pledge, or other lien or encumbrance existing on the property, shares of stock or Indebtedness of a corporation at the time such corporation shall become a Subsidiary, or (D) any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired or constructed; provided that, in the case of subclauses (A) through (D) of this clause (i), the lien of any such mortgage, pledge or other lien does not spread to property owned prior to such acquisition or construction or to other property thereafter acquired or constructed other than additions to such acquired or constructed property and other than property on which property so constructed is located; and provided, further, that if a firm commitment from a bank, insurance company or other lender or investor (not including the Issuer, a Subsidiary or an Affiliate of the Issuer) for the financing of the acquisition or construction of property is made prior to, contemporaneously with or within the 360-day period hereinabove referred to, the applicable mortgage, pledge, lien or encumbrance shall be deemed to be permitted by this clause (i) whether or not created or assumed within such period;

(ii) any mortgage, pledge or other lien or encumbrance created for the sole purpose of extending, renewing or refunding any mortgage, pledge, lien or encumbrance permitted by clause (i) of this subsection (a); provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or refunding and that such extension, renewal or refunding mortgage, pledge, lien or encumbrance shall be limited to all or any part of the same property that secured the mortgage, pledge or other lien or encumbrance extended, renewed or refunded;

(iii) liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith, and against which an adequate reserve has been established; liens on any such property created in connection with pledges or deposits to secure public or statutory obligations or to secure performance in connection with bids or contracts; materialmen’s, mechanics’, carrier’s, workmen’s, repairmen’s or other like liens; or liens on any such property created in connection with deposits to obtain the release of such liens; liens on any such property created in connection with deposits to secure surety, stay, appeal or customs bonds; liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings; leases and liens, rights of reverter and other possessory rights of the lessor thereunder; zoning restrictions, easements, rights-of-way or other restrictions on the use of real property or minor irregularities in the title thereto; and any other liens and encumbrances similar to those described in this clause (iii), the existence of which does not, in the opinion of the Issuer, materially impair the use by the Issuer or a Subsidiary of the affected property in the operation of the business of the Issuer or a Subsidiary, or the value of such property for the purposes of such business;

(iv) any contracts for production, research or development with or for the Government, directly or indirectly, providing for advance, partial or progress payments on such contracts and for a lien, paramount to all other liens, upon money advanced or paid pursuant to such contracts, or upon any material or supplies in connection with the performance of such contracts to secure such payments to the Government; and liens or other evidences of interest in favor of the Government, paramount to all other liens, on any equipment, tools, machinery, land or buildings hereafter constructed, installed or purchased by the Issuer or a Subsidiary primarily for the purpose of manufacturing or producing any product or performing any development work, directly or indirectly, for the Government to secure Indebtedness incurred and owing to the Government for the construction, installation or purchase of such equipment, tools, machinery, land or buildings. For the purpose of this clause (iv), “Government” shall mean the Government of the United States of America and any department, agency or political subdivision thereof and the government of any foreign country with which the Issuer or its Subsidiaries is permitted to do business under applicable law and any department, agency or political subdivision thereof;

(v) any mortgage, pledge or other lien or encumbrance created after the date of this First Supplemental Indenture on any property leased to or purchased by the Issuer or a Subsidiary after that date and securing, directly or indirectly, obligations issued by a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such property, provided that the interest paid on such obligations is entitled to be excluded from gross income of the recipient pursuant to Section 103(a) of the Internal Revenue Code of 1986, as amended (or any successor to such provision), as in effect at the time of the issuance of such obligations;

(vi) any mortgage, pledge or other lien or encumbrance on any property now owned or hereafter acquired or constructed by the Issuer or a Subsidiary, or on which property so owned, acquired or constructed is located, to secure or provide for the payment of any part of the construction price or cost of improvements of such property, and created prior to, contemporaneously with or within 360 days after, such construction or improvement; provided that if a firm commitment from a bank, insurance company or other lender or investor (not including the Issuer, a Subsidiary or an Affiliate of the Issuer) for the financing of the acquisition or construction of property is made prior to, contemporaneously with or within the 360-day period hereinabove referred to, the applicable mortgage, pledge, lien or encumbrance shall be deemed to be permitted by this clause (vi) whether or not created or assumed within such period; and

(vii) any mortgage, pledge or other lien or encumbrance not otherwise permitted under this Section 7.1(a); provided that the aggregate amount of Indebtedness secured by all such mortgages, pledges, liens or encumbrances, together with the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted except under Section 7.1(b)(i) does not exceed 15% of Consolidated Stockholders’ Equity.

(b) Limitation on Sale and Leaseback Transactions. The Issuer will not, and will not permit any Subsidiary to, sell or transfer (except to the Issuer or one or more Wholly-Owned Subsidiaries, or both) any Principal Facility owned by it on the date of this First Supplemental Indenture with the intention of taking back a lease of such property, other than a lease for a temporary period (not exceeding 36 months) with the intent that the use by the Issuer or such Subsidiary of such property will be discontinued at or before the expiration of such period, unless either:

(i) the sum of the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted pursuant to this Section 7.1(b) plus the aggregate amount of Indebtedness secured by all mortgages, pledges, liens and encumbrances not otherwise permitted except under Section 7.1(a)(vii) does not exceed 15% of Consolidated Stockholders’ Equity; or

(ii) the Issuer within 120 days after the sale or transfer shall have been made by the Issuer or by any such Subsidiary applies an amount equal to the greater of (A) the net proceeds of the sale of the Principal Facility sold and leased back pursuant to such arrangement or (B) the fair market value of the Principal Facility sold and leased back at the time of entering into such arrangement (which may be conclusively determined by the Board of Directors of the Issuer) to the retirement of Securities or other Funded Debt of the Issuer ranking on a parity with the Securities; provided that the amount required to be applied to the retirement of Outstanding Securities or other Funded Debt of the Issuer pursuant to this subclause (B) shall be reduced by (1) the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of any Securities delivered within 120 days after such sale to the Trustee for retirement and cancellation, and (2) the principal amount of any other Funded Debt of the Issuer ranking on a parity with the Securities voluntarily retired by the Issuer within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision

Section 7.2. Additional Definitions. For purposes of the covenants set forth in Section 7.1 hereof, the following terms are applicable:

“Consolidated Stockholders’ Equity”, at any time, means the total stockholders’ equity of the Issuer and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recently completed fiscal quarter of the Issuer for which financial information is then available.

“Funded Debt” means any Indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would, in accordance with GAAP, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“Principal Facility” means the real property, fixtures, machinery and equipment relating to any facility owned by the Issuer or any Subsidiary, except for any facility that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Issuer and its Subsidiaries, taken as a whole.

“Wholly-Owned Subsidiary” means a Subsidiary of which all of the outstanding Voting Stock (other than directors’ qualifying shares) is at the time, directly or indirectly, owned by the Issuer, or by one or more Wholly-Owned Subsidiaries of the Issuer or by the Issuer and one or more Wholly-Owned Subsidiaries.

ARTICLE EIGHT

Miscellaneous

Section 8.1. Effect of Supplemental Indenture. Except as expressly modified or amended hereby, the Original Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved. This First Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 8.2. Application of First Supplemental Indenture. Each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Original Indenture shall apply only to the Notes created hereby and not to any existing or future series of Securities established under the Original Indenture.

Section 8.3. Benefits of First Supplemental Indenture. Nothing contained in this First Supplemental Indenture shall be construed to confer upon any person other than a Holder of the Notes, the Issuer and the Trustee any right or interest to avail itself, himself or herself as the case may be, of any benefit under any provision of the Original Indenture or this First Supplemental Indenture.

Section 8.4. Effective Date. This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 8.5. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 8.6. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “executed,” “signed,” “signature” and words of like import in this First Supplemental Indenture or in any other certificate, agreement or document related to this First Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).

Section 8.7. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.8. Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.9. Satisfaction and Discharge. The Issuer shall be deemed to have satisfied and discharged all of its obligations under the Original Indenture as modified and supplemented by the First Supplemental Indenture upon compliance with the provisions of Section 401 of the Original Indenture.

Section 8.10. No Representations. The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture.

Section 8.11. Special, Indirect and Consequential Damages. In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.12. Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE ORIGINAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 8.14. Notices and Instructions to Trustee. The Trustee agrees to accept and act upon instructions or directions pursuant to this First Supplemental Indenture sent by unsecured email, pdf, facsimile transmission or other similar unsecured electronic methods; provided that any communication sent to the Trustee hereunder must be signed manually or by way of a digital signature provided by DocuSign, Inc. (or such other digital service provider); and provided, further, that the Trustee shall have received an incumbency certificate listing persons designated to execute and deliver such instructions or directions and containing specimen signatures, either manual or digital as described above, of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to provide the Trustee with email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

EQUIFAX INC.
as Issuer

By:	/s/ John W. Gamble, Jr.
Name: John W. Gamble, Jr.
Title: Executive Vice President, Chief Financial Officer and Chief Operations Officer

[Equifax Inc. – First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Felicia Powell
Name: Felicia Powell
Title: Vice President

[Equifax Inc. – First Supplemental Indenture]

EXHIBIT A

[FACE OF NOTE]

THIS NOTE IS A SECURITY IN GLOBAL FORM (“GLOBAL SECURITY”) WITHIN THE MEANING OF SECTION 203 OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”), OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

NO. [•]

CUSIP NO. 294429AZ8	$[•]
ISIN NO. US294429AZ84

EQUIFAX INC.

5.000% Senior Notes due 2029

Equifax Inc., a Georgia corporation (the “Issuer,” which term includes any successor under the Original Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of [•] Dollars on August 15, 2029 (the “Maturity Date”), and to pay interest thereon from July 29, 2026 (or from the most recent interest payment date to which interest has been paid or duly provided for) in U.S. dollars semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing on February 15, 2027, and on the Maturity Date, at the rate of 5.000% per annum, until payment of said principal sum has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the “Record Date” for such payment, which will be February 1 and August 1 (regardless of whether such day is a Business Day). Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent Record Date for the payment of such defaulted interest (which shall be not more than 15 days and not less than 10 days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 days preceding such subsequent Record Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York. The Issuer hereby initially designates U.S. Bank Global Corporate Trust Services – New York, 100 Wall Street, Suite 1600, New York, NY 10005 as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including July 29, 2026, in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of interest or principal or both, as the case may be, will be made on the next succeeding Business Day with the same force and effect as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or electronically by its authorized officers.

Dated as of ___________

EQUIFAX INC.,
as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

Date:_____________	By:
Authorized Signatory

[REVERSE OF NOTE]

EQUIFAX INC.

5.000% Senior Notes due 2029

This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of July 29, 2026 (hereinafter called the “Original Indenture”), duly executed and delivered by the Issuer to U.S. Bank Trust Company, National Association, as Trustee (hereinafter called the “Trustee,” which term includes any successor trustee under the Original Indenture with respect to the series of Securities of which this Note is a part), and a First Supplemental Indenture, dated as of July 29, 2026, between the Issuer and the Trustee (the “First Supplemental Indenture;” the Original Indenture as modified and supplemented by the First Supplemental Indenture is herein called the “Indenture”), to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This Security is one of a series designated as the 5.000% Senior Notes due 2029 of the Issuer (the “Notes”), initially limited in aggregate principal amount to $500,000,000.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof together with accrued interest to the date of declaration, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

Except as otherwise may be specified herein or in the First Supplemental Indenture, prior to their Maturity Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(i) (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on August 15, 2029) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (B) interest accrued to the Redemption Date; and

(ii) 100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depository’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent and, at the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Issuer’s discretion shall be satisfied (or waived by the Issuer) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Issuer’s discretion shall not have been satisfied (or waived by the Issuer).

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

If a Change of Control Triggering Event occurs, unless the Issuer has exercised its option to redeem the Notes, the Issuer shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth herein. In the Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuer shall mail or deliver electronically a notice to the Trustee and to Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered electronically (the “Change of Control Payment Date”). The notice shall, if mailed or delivered electronically prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

In order to accept the Change of Control Offer, a Holder must deliver to the Paying Agent, at least three Business Days prior to the Change of Control Payment Date, its Note together with the form entitled “Option of Holder to Elect Purchase” (which form is annexed to the Note) duly completed, or an email transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company in the United States setting forth:

(i) the name of the Holder of the Note;

(ii) the principal amount of the Note;

(iii) the principal amount of the Note to be repurchased;

(iv) the certificate number or a description of the tenor and terms of the Note;

(v) a statement that the Holder is accepting the Change of Control Offer; and

(vi) a guarantee that the Note, together with the form entitled “Option of Holder to Elect Purchase” duly completed, will be received by the Paying Agent at least three Business Days prior to the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of the Notes, but in that event the principal amount of the Notes remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof. On the Change of Control Payment Date, the Issuer shall, to the extent lawful (1) accept for payment all Notes or portions of such Notes properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of such Notes properly tendered, and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of such Notes being repurchased.

The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all Notes of this series properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture with respect to the Notes, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Issuer shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

The following terms have the meanings given to them in this Note:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Issuer or one of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Issuer’s Voting Stock or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to one or more Persons (other than the Issuer or one of its Subsidiaries); or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect Wholly-Owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Issuer’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating with respect to the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

(i)

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Maturity Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Maturity Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a Maturity Date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

(ii)

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Maturity Date. If there is no United States Treasury security maturing on the Maturity Date but there are two or more United States Treasury securities with a Maturity Date equally distant from the Maturity Date, one with a Maturity Date preceding the Maturity Date and one with a Maturity Date following the Maturity Date, the Issuer shall select the United States Treasury security with a Maturity Date preceding the Maturity Date. If there are two or more United States Treasury securities maturing on the Maturity Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Original Indenture and the First Supplemental Indenture contain provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities of each series to be affected (voting separately), evidenced as provided in the Original Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected by such supplemental indenture, (1) reduce the percentage of Outstanding Securities necessary to modify or amend the Original Indenture, to waive compliance with certain provisions of the Original Indenture or certain defaults and their consequences provided in the Original Indenture, or to reduce the quorum or change voting requirements set forth in the Original Indenture; (2) reduce the rate of, or change or have the effect of changing the time for payment of Interest, including Defaulted Interest, on any Security; (3) reduce the principal amount of, or change or have the effect of changing the Stated Maturity of any Security, or adversely change the date on which any Security may be subject to redemption or reduce the Redemption Price therefor; (4) make any Security payable in currency other than that stated in such Security or change the place of payment of any Security from that stated in such Security or in the Original Indenture; (5) make any change in provisions of the Original Indenture protecting the right of each Holder of a Security to receive payment of principal of and Interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders holding a majority in principal amount of the Outstanding Securities to waive defaults or Events of Default; (6) make any change to or modify the ranking of any Security that would adversely affect the Holders of such Security; (7) modify any of Section 902 of the Original Indenture or any of the second paragraph of Section 507 of the Original Indenture, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of each of the Outstanding Securities affected thereby; or (8) after the Issuer’s obligation to purchase the Notes arises under Article Three of the First Supplemental Indenture, amend, change or modify in any material respect the Issuer’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto.

It is also provided in the Original Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Original Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

This Security is issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Securities may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Original Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, one or more new Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Original Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee or any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Security is registered as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof or the Redemption Price, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

The Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this Security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Article Three of the First Supplemental Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Article Three of the First Supplemental Indenture, state the amount in principal amount that you elect to have purchased: $

Dated:_____________	Your Signature:________________________
(Sign exactly as your name appears on the
other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FACE OF NOTE]

THIS NOTE IS A SECURITY IN GLOBAL FORM (“GLOBAL SECURITY”) WITHIN THE MEANING OF SECTION 203 OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”), OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

NO. [•]

CUSIP NO. 294429AY1	$[•]
ISIN NO. US294429AY10

EQUIFAX INC.

5.650% Senior Notes due 2033

Equifax Inc., a Georgia corporation (the “Issuer,” which term includes any successor under the Original Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of [•] Dollars on August 15, 2033 (the “Maturity Date”), and to pay interest thereon from July 29, 2026 (or from the most recent interest payment date to which interest has been paid or duly provided for) in U.S. dollars semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing on February 15, 2027, and on the Maturity Date, at the rate of 5.650% per annum, until payment of said principal sum has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the “Record Date” for such payment, which will be February 1 and August 1 (regardless of whether such day is a Business Day). Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent Record Date for the payment of such defaulted interest (which shall be not more than 15 days and not less than 10 days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 days preceding such subsequent Record Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York. The Issuer hereby initially designates U.S. Bank Global Corporate Trust Services – New York, 100 Wall Street, Suite 1600, New York, NY 10005 as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including July 29, 2026, in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of interest or principal or both, as the case may be, will be made on the next succeeding Business Day with the same force and effect as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or electronically by its authorized officers.

Dated as of ___________

EQUIFAX INC.,
as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION ,
as Trustee

Date:_____________	By:
Authorized Signatory

[REVERSE OF NOTE]

EQUIFAX INC.

5.650% Senior Notes due 2033

This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of July 29, 2026 (hereinafter called the “Original Indenture”), duly executed and delivered by the Issuer to U.S. Bank Trust Company, National Association, as Trustee (hereinafter called the “Trustee,” which term includes any successor trustee under the Original Indenture with respect to the series of Securities of which this Note is a part), and a First Supplemental Indenture, dated as of July 29, 2026, between the Issuer and the Trustee (the “First Supplemental Indenture;” the Original Indenture as modified and supplemented by the First Supplemental Indenture is herein called the “Indenture”), to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This Security is one of a series designated as the 5.650% Senior Notes due 2033 of the Issuer (the “Notes”), initially limited in aggregate principal amount to $500,000,000.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof together with accrued interest to the date of declaration, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

Except as otherwise may be specified herein or in the First Supplemental Indenture, prior to June 15, 2033 (two months prior to their Maturity Date), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(vii) (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on June 15, 2033) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (B) interest accrued to the Redemption Date; and

(viii) 100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after June 15, 2033, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depository’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent and, at the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Issuer’s discretion shall be satisfied (or waived by the Issuer) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Issuer’s discretion shall not have been satisfied (or waived by the Issuer).

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

If a Change of Control Triggering Event occurs, unless the Issuer has exercised its option to redeem the Notes, the Issuer shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth herein. In the Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuer shall mail or deliver electronically a notice to the Trustee and to Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered electronically (the “Change of Control Payment Date”). The notice shall, if mailed or delivered electronically prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

In order to accept the Change of Control Offer, a Holder must deliver to the Paying Agent, at least three Business Days prior to the Change of Control Payment Date, its Note together with the form entitled “Option of Holder to Elect Purchase” (which form is annexed to the Note) duly completed, or an email transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company in the United States setting forth:

(i) the name of the Holder of the Note;

(ii) the principal amount of the Note;

(iii) the principal amount of the Note to be repurchased;

(iv) the certificate number or a description of the tenor and terms of the Note;

(v) a statement that the Holder is accepting the Change of Control Offer; and

(vi) a guarantee that the Note, together with the form entitled “Option of Holder to Elect Purchase” duly completed, will be received by the Paying Agent at least three Business Days prior to the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of the Notes, but in that event the principal amount of the Notes remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof. On the Change of Control Payment Date, the Issuer shall, to the extent lawful (1) accept for payment all Notes or portions of such Notes properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of such Notes properly tendered, and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of such Notes being repurchased.

The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all Notes of this series properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture with respect to the Notes, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Issuer shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

The following terms have the meanings given to them in this Note:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Issuer or one of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Issuer’s Voting Stock or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to one or more Persons (other than the Issuer or one of its Subsidiaries); or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect Wholly-Owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Issuer’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating with respect to the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

(iii)

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a Maturity Date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

(iv)

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the par call date. If there is no United States Treasury security maturing on the par call date but there are two or more United States Treasury securities with a Maturity Date equally distant from the par call date, one with a Maturity Date preceding the par call date and one with a Maturity Date following the par call date, the Issuer shall select the United States Treasury security with a Maturity Date preceding the par call date. If there are two or more United States Treasury securities maturing on the par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Original Indenture and the First Supplemental Indenture contain provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities of each series to be affected (voting separately), evidenced as provided in the Original Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected by such supplemental indenture, (1) reduce the percentage of Outstanding Securities necessary to modify or amend the Original Indenture, to waive compliance with certain provisions of the Original Indenture or certain defaults and their consequences provided in the Original Indenture, or to reduce the quorum or change voting requirements set forth in the Original Indenture; (2) reduce the rate of, or change or have the effect of changing the time for payment of Interest, including Defaulted Interest, on any Security; (3) reduce the principal amount of, or change or have the effect of changing the Stated Maturity of any Security, or adversely change the date on which any Security may be subject to redemption or reduce the Redemption Price therefor; (4) make any Security payable in currency other than that stated in such Security or change the place of payment of any Security from that stated in such Security or in the Original Indenture; (5) make any change in provisions of the Original Indenture protecting the right of each Holder of a Security to receive payment of principal of and Interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders holding a majority in principal amount of the Outstanding Securities to waive defaults or Events of Default; (6) make any change to or modify the ranking of any Security that would adversely affect the Holders of such Security; (7) modify any of Section 902 of the Original Indenture or any of the second paragraph of Section 507 of the Original Indenture, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of each of the Outstanding Securities affected thereby; or (8) after the Issuer’s obligation to purchase the Notes arises under Article Three of the First Supplemental Indenture, amend, change or modify in any material respect the Issuer’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto.

It is also provided in the Original Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Original Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

This Security is issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Securities may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Original Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, one or more new Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Original Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee or any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Security is registered as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof or the Redemption Price, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

The Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this Security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Article Three of the First Supplemental Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Article Three of the First Supplemental Indenture, state the amount in principal amount that you elect to have purchased: $

Dated:_____________	Your Signature:________________________
(Sign exactly as your name appears on the
other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.